UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2006
SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers
5.02(b) Resignation of an officer
Effective November 30, 2006, Mr. Timothy V. Crean has resigned from his position as President and Chief Operating Officer of SIFCO Industries, Inc. (“Company”). The resignation is not the result of any disagreement between Mr. Crean and the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Crean is a citizen of the Republic of Ireland (”Ireland”) and, accordingly, will be provided with severance benefits in accordance with the laws of Ireland. Such benefits principally include (i) approximately 18 months of base salary, (ii) a one-time contribution to his defined contribution pension plan and (iii) the continuation of health and welfare benefits for a period of 12 months after his termination.
If or until such time that a replacement for Mr. Crean has been identified, his principal responsibilities will be assumed by Mr. Jeffrey P. Gotschall, the Company’s Chairman and Chief Executive Officer.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits — 99.1 Separation Agreement and Release without Prejudice
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)
Date: November 30, 2006	/s/ Frank A. Cappello

Frank A. Cappello Vice President — Finance and Chief Financial Officer (Principal Financial Officer)